          As  filed with the Securities and Exchange Commission on July 30,
          1996
                                                 Registration No. 333-07763
          =================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                ----------------------

                             AMENDMENT NO. 2 TO FORM S-4
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ---------------------
                           UNITED STATES FILTER CORPORATION
                (Exact name of registrant as specified in its charter)

          DELAWARE               3589                    33-0266015
          --------               ----                    ----------
          (State or other        (Primary Standard       (I.R.S. Employer
          jurisdiction           Industrial              Identification
          of incorporation       Classification          No.)
          or organization)       Code Number)


                                  40-004 COOK STREET
                            PALM DESERT, CALIFORNIA 92211
                                    (619) 340-0098
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              -------------------------

                                  DAMIAN C. GEORGINO
                    VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           UNITED STATES FILTER CORPORATION
                                  40-004 COOK STREET
                            PALM DESERT, CALIFORNIA 92211
                                    (619) 340-0098
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)
                              -------------------------

                                       Copy to:
                                  JANICE C. HARTMAN
                              KIRKPATRICK & LOCKHART LLP
                                 1500 OLIVER BUILDING
                            PITTSBURGH, PENNSYLVANIA 15222
                                    (412) 355-6500

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
          From time to time after this registration statement becomes effective.

                           CALCULATION OF REGISTRATION FEE

          Title of                     Proposed
          each                         maximum    Proposed
          class of     Amount          offering   maximum        Amount of
          securities   to be           price      aggregate      registra-
          to be        registered      per        offering       tion fee
          registered   (1)             share(2)   price (2)      (3)
          ----------   -------------   --------   ------------   ----------
          Common
          stock,
          par value
            $.01 per
            share . .  2,500,000 shs   $33.6875   $ 84,218,750   $29,041.00

          Common
          stock,
          par value
            $.01 per
            share . .  1,250,000 shs   $19.25     $ 24,062,500   $ 8,297.41

          Common
          stock,
          par value
            $.01 per
            share . .  1,000,000 shs   $19.8125   $ 19,812,500   $ 6,831.90

          Totals  . .  4,750,000 shs              $128,093,750   $44,170.31

          (1) The shares of Common Stock offered by the prospectus included in this amendment to the registration statement also include the remaining 1,071,219 shares registered under Registration Statement No. 33-63251 effective November 27, 1995 and included in such prospectus under Rule 429.

          (2) Estimated solely for the purpose of calculating the registration fee; computed in accordance with Rule 457(c) on the basis of the average of the high and low sales prices for the Common Stock on July 5, 1996 with respect to 2,500,000 shares, on July 16, 1996 with respect to 1,250,000 shares and on July 24, 1996 with respect to 1,000,000 shares as reported on the New York Stock Exchange Composite Tape.

          (3) A registration fee of $29,041 was paid in connection with the filing of this registration statement initially covering 2,500,000 shares. A registration fee of $8,297.41 was paid in connection with the filing of Amendment No. 1 to this registration statement covering an additional 1,250,000 shares. A fee of $6,030 was paid in connection with the filing of Registration Statement No. 33-63251 (covering 750,000 shares), and an additional registration fee of $10,022 was paid in connection with Pre-Effective Amendment No. 1 to Registration Statement No. 33-63251 (covering an additional 1,250,000 shares).

                      SUBJECT TO COMPLETION, DATED JULY 30, 1996

               INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
          THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


          PROSPECTUS
          July   , 1996


                                   5,821,219 SHARES

                           UNITED STATES FILTER CORPORATION

                                     COMMON STOCK
                              (PAR VALUE $.01 PER SHARE)

                               ________________________

               This Prospectus relates to 5,821,219 shares (the "Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of United States Filter Corporation (the "Company") which may be offered and issued by the Company from time to time in connection with the acquisition by the Company directly, or indirectly through subsidiaries, of various businesses or assets, or interests therein. The Shares may be issued in mergers or consolidations, in exchange for shares of capital stock, partnership interests or other assets representing an interest, direct or indirect, in other companies or other entities, or in exchange for tangible or intangible assets, including assets constituting all or substantially all of the assets and businesses of such entities. Shares may also be reserved for issuance pursuant to, or offered, issued and sold upon exercise or conversion of, warrants, options, convertible debt obligations or equity securities or other similar instruments issued by the Company from time to time in connection with any such acquisition. In certain instances, the Company may guaranty that some or all of the aggregate net proceeds from the sale of Shares during a limited period following their issuance will not be less than the valuation used for purposes of their issuance, and may make up any shortfall (including any shortfall attributable to brokers' commissions and selling expenses) by issuing additional Shares under this Prospectus or in cash.

               It is expected that the terms of acquisitions involving the issuance of Shares will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be acquired, and that the Shares so issued will be valued at prices based on or related to market prices for the Common Stock on the New York Stock Exchange, Inc. (the "NYSE") at or about the time the terms of an acquisition are agreed upon or at or about the time of delivery of such Shares, or based on average market prices for periods ending at or about such times. No underwriting discounts or commissions will be paid, although brokers' or finders' fees may be paid from time to time with respect to specific acquisitions; under some circumstances, the Company may issue Shares in full or partial payment of such fees. Any person receiving any such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

               With the consent of the Company, this Prospectus may also be used by persons ("Selling Stockholders") who have received or will receive Shares in connection with acquisitions and who may wish to sell such Shares under circumstances requiring or making desirable its use. See "Resales of Shares."

               The Shares will, prior to their issuance, be listed on the NYSE subject to official notice of issuance. The Common Stock is traded under the symbol "USF." The last reported sale price of the Common Stock on the NYSE on July 29, 1996 was $19.875 per share.
                               ________________________

               SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR CERTAIN
          CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.
                               ________________________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy solicitation materials and other information with the United States Securities and Exchange Commission (the "Commission"). Such reports, proxy solicitation materials and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's site address, http://www.sec.gov. The Common Stock is listed on the NYSE. Such reports, proxy solicitation materials and other information can also be inspected and copied at the NYSE at 20 Broad Street, New York, New York 10005.

               The Company has filed with the Commission registration statements on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statements") under the Securities Act with respect to the offering made hereby. This Prospectus does not contain all of the information set forth in the Registration Statements, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. as set forth above. For further information, reference is hereby made to the Registration Statements, including the exhibits filed as a part thereof or otherwise incorporated herein. Statements made in this Prospectus as to the contents of any documents referred to are not necessarily complete, and in each instance reference is made to such exhibit for a more complete description and each such statement is modified in its entirety by such reference.


                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed by the Company (File No. 1-10728) with the Commission pursuant to the Exchange Act are incorporated herein by reference: The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996; the Company's Current Reports on Form 8-K dated May 31, 1996 (as amended on Form 8-K/A dated June 28, 1996), June 10, 1996, June 27, 1996 and

          July 15, 1996 (two such Current Reports); and the description of the Company's Common Stock contained in the Company's
          Registration Statement on Form 8-A, as the same may be amended.

               All documents and reports subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Vice President, General Counsel and Secretary of United States Filter Corporation, 40-004 Cook Street, Palm Desert, California 92211 (telephone (619) 340-0098).

                                     THE COMPANY

          The Company is a leading global provider of industrial and commercial water treatment systems and services, with an installed base of more than 100,000 systems worldwide. The Company offers a single-source solution to its industrial, commercial and municipal customers through what the Company believes to be the industry's broadest range of cost-effective water treatment systems, services and proven technologies. The Company capitalizes on its substantial installed base to sell additional systems and utilizes its global network of more than 125 sales and service facilities, including 21 manufacturing plants, to provide customers with ongoing service and maintenance. In addition, the Company is a leading international provider of service deionization ("SDI") and outsourced water services, including operation of water purification and wastewater treatment systems at customer sites.

               The Company's principal executive offices are located at 40-004 Cook Street, Palm Desert, California 92211, and its telephone number is (619) 340-0098. References herein to the Company refer to United States Filter Corporation and its subsidiaries, unless the context requires otherwise.


                                     RISK FACTORS

               Prospective investors should carefully consider the following factors relating to the business of the Company, together with the other information and financial data included or incorporated by reference in this Prospectus, before acquiring the Shares offered hereby.

          ACQUISITION STRATEGY

               In pursuit of its strategic objective of becoming the leading global single-source provider of water treatment systems and services the Company has, since 1991, acquired and successfully integrated more than 40 United States based and international businesses with strong market positions and substantial water treatment expertise. The Company's acquisition strategy entails the potential risks inherent in assessing the value, strengths, weaknesses, contingent or other liabilities and potential profitability of acquisition candidates and in integrating the operations of acquired companies. Although the Company generally has been successful in pursuing these acquisitions, there can be no assurance that acquisition opportunities will continue to be available, that the Company will have access to the capital required to finance potential acquisitions, that the Company will continue to acquire businesses or that any business acquired will be integrated successfully or prove profitable.

          INTERNATIONAL TRANSACTIONS

               The Company has made and expects it will continue to make acquisitions and to obtain contracts in Europe, Asia, Latin America and other areas outside the United States. While these activities may provide important opportunities for the Company to offer its products and services internationally, they also entail the risks associated with conducting business internationally, including the risk of currency fluctuations, slower payment of invoices and possible social, political and economic instability.

          RELIANCE ON KEY PERSONNEL

               The Company's operations are dependent on the continued efforts of senior management, in particular Richard J. Heckmann, its Chairman, Chief Executive Officer and President. Should any of the senior managers be unable to continue in their present roles, the Company's prospects could be adversely affected.

          PROFITABILITY OF FIXED PRICE CONTRACTS

               A significant portion of the Company's revenues are generated under fixed price contracts. To the extent that original cost estimates are inaccurate, costs to complete increase, delivery schedules are delayed or progress under a contract is otherwise impeded, revenue recognition and profitability from a particular contract may be adversely affected. The Company routinely records upward or downward adjustments with respect to fixed price contracts due to changes in estimates of costs to complete such contracts. There can be no assurance that future downward adjustments will not be material.

          CYCLICALITY OF CAPITAL EQUIPMENT SALES

               The sale of capital equipment within the water treatment industry is cyclical and influenced by various economic factors including interest rates and general fluctuations of the business cycle. The Company's revenues from capital equipment sales were approximately 60% of total revenues for the fiscal year ended March 31, 1995 and 49% for the fiscal year ended March 31, 1996. While the Company sells capital equipment to customers in diverse industries and in global markets, cyclicality of capital equipment sales and instability of general economic conditions could have an adverse effect on the Company's revenues and profitability.

          POTENTIAL ENVIRONMENTAL RISKS

               The Company's business and products may be significantly influenced by the constantly changing body of environmental laws and regulations, which require that certain environmental standards be met and impose liability for the failure to comply with such standards. While the Company endeavors at each of its facilities to assure compliance with environmental laws and regulations, there can be no assurance that the Company's operations or activities, or historical operations by others at the Company's locations, will not result in civil or criminal enforcement actions or private actions that could have a materially adverse effect on the Company. In that regard, allegations have been made by federal and state environmental regulatory authorities of multiple violations by a wholly owned subsidiary of the Company with respect to applicable wastewater pretreatment standards at a Connecticut ion exchange regeneration facility acquired by the Company in October 1995 from Anjou International Company ("Anjou"). A grand jury investigation is pending which is believed to relate to the same conditions that were the subject of the allegations. The Company has rights of indemnification from Anjou which may be available with respect to these matters. The Company's activities as owner and operator of a hazardous waste treatment and recovery facility are subject to stringent laws and regulations and compliance reviews. Failure of this facility to comply with those regulations could result in substantial fines and the suspension or revocation of the facility's hazardous waste permit. In addition, to some extent, the liabilities and risks imposed by environmental laws on the Company's customers may adversely impact demand for certain of the Company's products or services or impose greater liabilities and risks on the Company, which could also have an adverse effect on the Company's competitive or financial position.

          COMPETITION

               The water purification and wastewater treatment industry is fragmented and highly competitive. The Company competes with many United States based and international companies in its global markets. The principal methods of competition in the markets in which the Company competes are technology, service, price, product specifications, customized design, product knowledge and reputation, ability to obtain sufficient performance bonds, timely delivery, the relative ease of system operation and maintenance, and the prompt availability of replacement parts. In the municipal contract bid process, pricing and ability to meet bid specifications are the primary considerations. While no competitor is considered dominant, there are competitors that are divisions or subsidiaries of larger companies which have significantly greater resources than the Company, which, among other things, could be a competitive disadvantage to the Company in securing certain projects.

          TECHNOLOGICAL AND REGULATORY CHANGE

               The water purification and wastewater treatment business is characterized by changing technology, competitively imposed process standards and regulatory requirements, each of which influences the demand for the Company's products and services.

          Changes in regulatory or industrial requirements may render certain of the Company's purification and treatment products and processes obsolete. Acceptance of new products may also be affected by the adoption of new government regulations requiring stricter standards. The Company's ability to anticipate changes in technology and regulatory standards and to successfully develop and introduce new and enhanced products on a timely basis will be a significant factor in the Company's ability to grow and to remain competitive. There can be no assurance that the Company will be able to achieve the technological advances that may be necessary for it to remain competitive or that certain of its products will not become obsolete. In addition, the Company is subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development or failure of products to operate properly.

          SHARES ELIGIBLE FOR FUTURE SALE

               The market price of the Common Stock could be adversely affected by the availability for sale of shares held on July 30, 1996 by security holders of the Company, including (i) up to 4,054,093 shares which may be delivered by Laidlaw Inc. or its affiliates ("Laidlaw"), at Laidlaw's option in lieu of cash, at maturity pursuant to the terms of 5-3/4% Exchangeable Notes due 2000 of Laidlaw (the amount of shares or cash delivered or paid to be dependent within certain limits upon the value of the Common Stock at maturity), (ii) 4,388,417 shares issuable upon conversion of convertible debentures of the Company at a conversion price of $13.67 per share of Common Stock and 7,636,364 shares issuable upon conversion of convertible notes of the Company at a conversion price of $18.33 per share of Common Stock that are currently registered for sale under the Securities Act pursuant to two shelf registration statements, (iii) 3,390,163 outstanding shares that are currently registered for sale under the Securities Act pursuant to three shelf registration statements, and (iv) 2,857,611 shares which are subject to agreements pursuant to which the holders have certain rights to request the Company to register the sale of such holders' Common Stock under the Securities Act and, subject to certain conditions, to include certain percentages of such shares in other registration statements filed by the Company (1,980,000 of which shares also may be sold from time to time by the holder thereof pursuant to Rule 144 under the Securities Act).


                                  RESALES OF SHARES

               With the consent of the Company, this Prospectus may be used by Selling Stockholders who have received or will receive Shares in connection with acquisitions and who may wish to sell such Shares under circumstances requiring or making desirable its use. The Company may consent to the use of this Prospectus by Selling

          Stockholders for a limited period of time and subject to limitations and conditions which may be varied by agreement between the Company and one or more Selling Stockholders. Agreements with Selling Stockholders permitting use of this Prospectus may provide that an offering of Shares be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by the Company; that Selling Stockholders enter into custody agreements with one or more banks with respect to such shares; and that sales be made only by one or more of the methods described in this Prospectus, as appropriately supplemented or amended when required. The Company will not receive any of the proceeds from any sale of Shares offered hereby by a Selling Stockholder.

               Shares may be sold by Selling Stockholders hereunder on one or more exchanges or otherwise; directly to purchasers in negotiated transactions; by or through brokers or dealers in ordinary brokerage transactions or transactions in which the broker solicits purchasers; in block trades in which the broker or dealer will attempt to sell Shares as agent but may position and resell a portion of the block as principal; in transactions in which a broker or dealer purchases as principal for resale for its own account; through underwriters or agents; or in any combination of the foregoing methods. Shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from Selling Stockholders and/or the purchasers of Shares. The proceeds to a Selling Stockholder from any sale of Shares will be net of any such compensation and of any expenses to be borne by the Selling Stockholder. If required at the time that a particular offer of Shares is made, a supplement to this Prospectus will be delivered that describes any material arrangements for the distribution of Shares and the terms of the offering, including, without limitation, the names of any underwriters, brokers, dealers or agents and any discounts, commissions or concessions and other items constituting compensation from the Selling Stockholder.

               Selling Stockholders and any brokers, dealers, underwriters or agents that participate with a Selling Stockholder in the distribution of Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by any such brokers, dealers, underwriters or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

               The Company may agree to indemnify Selling Stockholders and/or any such brokers, dealers, underwriters or agents against certain civil liabilities, including liabilities under the

          Securities Act, and to reimburse them for certain expenses in connection with the offering and sale of Shares.

               Selling Stockholders may also offer shares of Common Stock issued in past and future acquisitions by means of prospectuses under other available registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 144, Rule 144A or Rule 145(d) under the Securities Act.


                             DESCRIPTION OF CAPITAL STOCK

               General. As of July 30, 1996, the Company was authorized to issue 75,000,000 shares of Common Stock, par value $.01 per share, of which 44,229,668 shares were issued and outstanding, and 3,000,000 shares of preferred stock, par value $.10 per share, of which none were issued and outstanding. Of the unissued shares of the Company Common Stock, 4,388,417 shares were reserved for issuance upon conversion of the Company's 5% Convertible Subordinated Debentures due 2000, 7,636,364 shares were reserved for issuance upon conversion of the Company's 6% Convertible Subordinated Notes due 2005 and an aggregate of 3,291,100 shares were reserved for issuance upon exercise of outstanding options under the Company's stock option plans for employees and directors.

               Common Stock. The holders of Common Stock are entitled to one vote for each share held of record by them on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors; thus, the holders of shares having more than 50% of the Company's voting power (including both common and voting preferred shares) voting for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor, subject to the prior rights of preferred stockholders. In the event of liquidation, dissolution or winding up of the Company's affairs, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, including any preferred stock, that has preference over the Common Stock. Except as described below under "Stock Purchase Rights," holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the Shares when issued will be, validly issued, fully paid and nonassessable.

               The Company currently intends to retain earnings to provide funds for the operation and expansion of its business and accordingly does not anticipate paying cash dividends on the

          Common Stock in the foreseeable future. Any payment of cash dividends on the Common Stock in the future will depend upon the Company's financial condition, earnings, capital requirements and such other factors as the Board of Directors deems relevant. In addition, under the Company's credit agreement with The First National Bank of Boston and First Interstate Bank of California, no dividends may be paid on the Common Stock without the consent of those banks.

               Preferred Stock. Shares of preferred stock may be issued without stockholder approval. The Board of Directors is authorized to issue such shares in one or more series and to fix the rights, preferences, privileges, qualifications, limitations and restrictions thereof, including dividend rights and rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any vote or action by the stockholders. The Company has no current plans for the issuance of any shares of preferred stock. Any preferred stock to be issued could rank prior to the Common Stock with respect to dividend rights and rights of liquidation. The Board of Directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the voting power of holders of Common Stock or create impediments to persons seeking to gain control of the Company.

               Stock Purchase Rights. Laidlaw, which, as of July 30, 1996, held 4,054,093 shares of Common Stock, has certain rights to purchase voting securities of the Company in order to maintain its percentage voting interest. Except in connection with mergers or other acquisitions or in the ordinary course under an employee stock option or stock bonus plan, in the event the Company proposes to sell or issue shares of voting securities, Laidlaw has the right to purchase, on the same terms as the proposed sale or issuance, that number of shares or rights as will maintain its percentage interest in the voting securities of the Company, assuming the conversion of all convertible securities and the exercise of all options and warrants then outstanding. In addition, Laidlaw has other purchase rights with respect to sales or issuances of securities by the Company at prices below 85% of current market price at the time of sale or issuance or the prevailing customary price for such securities or their equivalent.

               Certain Voting Arrangements. Pursuant to the agreements whereby the Company acquired Smogless S.p.A. in September 1994, Laidlaw has agreed to vote all shares owned by it for the nominees of the Company's Board for election to the Board, and on all other matters in the same proportion as the votes cast by other holders of voting securities, other than those that relate to any business combination or similar transaction involving the

          Company or any amendment to the Company's Certificate of Incorporation or Bylaws.

               Certain Charter and Bylaw Provisions. The Company's Certificate of Incorporation (the "Certificate") places certain restrictions on the voting rights of a "Related Person," defined therein as any person who directly or indirectly owns 5% or more of the outstanding voting stock of the Company. The founders and the original directors of the Company are excluded from the definition of "Related Persons," as are seven named individuals including Richard J. Heckmann, the Chairman of the Board, President and Chief Executive Officer of the Company. These voting restrictions apply in two situations. First, the vote of a director who is also a Related Person is not counted in the vote of the Board of Directors to call a meeting of stockholders where that meeting will consider a proposal made by the Related Person director. Second, any amendments to the Certificate that relate to specified Articles therein (those dealing with corporate governance, limitation of director liability or amendments to the Certificate), in addition to being approved by the Board of Directors and a majority of the Company's outstanding voting stock, must also be approved by either (i) a majority of directors who are not Related Persons, or (ii) the holders of at least 80% of the Company's outstanding voting stock, provided that if the change was proposed by or on behalf of a Related Person, then approval by the holders of a majority of the outstanding voting stock not held by Related Persons is also required. In addition, any amendment to the Company's Bylaws must be approved by one of the methods specified in clauses (i) and (ii) in the preceding sentence.

               The Certificate and the Company's Bylaws provide that the Board of Directors shall fix the number of directors and that the Board shall be divided into three classes, each consisting of one-third of the total number of directors (or as nearly as may be possible). Stockholders may not take action by written consent. Meetings of stockholders may be called only by the Board of Directors (or by a majority of its members).
          Stockholder proposals, including director nominations, may be considered at a meeting only if written notice of that proposal is delivered to the Company from 30 to 60 days in advance of the meeting, or within ten days after notice of the meeting is first given to stockholders.

               Delaware Anti-Takeover Law. Section 203 of the Delaware General Corporation Law ("Section 203") provides, in general, that a stockholder acquiring more than 15% of the outstanding voting shares of a corporation subject to the statute (an "Interested Stockholder"), but less than 85% of such shares, may not engage in certain "Business Combinations" with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such date the corporation's board of directors has approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's board of directors and authorized by a vote of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

               Section 203 defines the term "Business Combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder, transactions with the corporation that increase the proportionate interest of the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits.

               These provisions could have the effect of delaying, deferring or preventing a change of control of the Company. The Company's stockholders, by adopting an amendment to the Certificate or Bylaws of the Company, may elect not to be governed by Section 203, effective twelve months after adoption. Neither the Certificate nor the Bylaws of the Company currently excludes the Company from the restrictions imposed by
          Section 203.


                               VALIDITY OF COMMON STOCK

               The validity of the Shares will be passed upon for the Company by Damian C. Georgino, Vice President, General Counsel and Secretary of the Company. Mr. Georgino presently holds 150 shares of the Company's Common Stock and options granted under the Company's 1991 Employee Stock Option Plan to purchase an aggregate of 22,500 shares of Common Stock.


                       INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

               The consolidated financial statements of United States Filter Corporation and its subsidiaries as of March 31, 1995 and 1996 and for each of the three years in the period ended March 31, 1996 have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which report is incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

               The consolidated financial statements of Davis Water & Waste Industries, Inc. incorporated in this Prospectus by reference to the audited historical financial statements included in United States Filter Corporation's Form 8-K dated June 27, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

               The consolidated financial statements of Zimpro Environmental, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated herein by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

              =====================================  ========================
               NO  PERSON  HAS BEEN  AUTHORIZED  TO
          GIVE  ANY  INFORMATION  OR  TO  MAKE  ANY
          REPRESENTATIONS    OTHER    THAN    THOSE
          CONTAINED  IN  THIS PROSPECTUS,  AND,  IF     5,821,219 SHARES
          GIVEN  OR   MADE,  SUCH   INFORMATION  OR
          REPRESENTATIONS MUST  NOT BE  RELIED UPON
          AS   HAVING   BEEN  AUTHORIZED.      THIS   UNITED STATES FILTER
          PROSPECTUS DOES  NOT CONSTITUTE  AN OFFER       CORPORATION
          TO SELL OR  THE SOLICITATION OF AN  OFFER
          TO  BUY ANY  SECURITIES  OTHER  THAN  THE
          SECURITIES  TO  WHICH  IT RELATES  OR  AN       COMMON STOCK
          OFFER  TO SELL OR THE  SOLICITATION OF AN
          OFFER  TO  BUY  SUCH  SECURITIES  IN  ANY
          CIRCUMSTANCES  IN  WHICH  SUCH  OFFER  OR
          SOLICITATION  IS UNLAWFUL.   NEITHER  THE
          DELIVERY  OF THIS PROSPECTUS NOR ANY SALE
          MADE    HEREUNDER   SHALL,    UNDER   ANY
          CIRCUMSTANCES,  CREATE   ANY  IMPLICATION
          THAT  THERE HAS  BEEN  NO CHANGE  IN  THE
          AFFAIRS  OF THE  COMPANY  SINCE THE  DATE
          HEREOF OR THAT  THE INFORMATION CONTAINED
          HEREIN   IS  CORRECT   AS  OF   ANY  TIME
          SUBSEQUENT TO ITS DATE.



                                                        ________________
                     ___________________

                                                           PROSPECTUS
                      TABLE OF CONTENTS
                                                        ________________

                                               Page
                                               ----

          Available Information . . . . . . . .   2
          Incorporation of Certain Documents
            by Reference  . . . . . . . . . . .   2
          The Company . . . . . . . . . . . . .   4
          Risk Factors  . . . . . . . . . . . .   4
          Resales of Shares . . . . . . . . . .   7
          Description of Capital Stock  . . . .   9
          Validity of Common Stock  . . . . . .  12
          Independent Certified Public
            Accountants . . . . . . . . . . . .  12    ___________, 1996
          =========================================  ========================

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on July 30, 1996.

                                          UNITED STATES FILTER CORPORATION


                                          By:   /s/ Richard J. Heckmann
                                               ---------------------------
                                               Richard J. Heckmann
                                               Chairman of the Board,
                                               President and Chief
                                               Executive Officer

               KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin L. Spence and Damian C. Georgino, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                Capacity                Date
                 ---------                --------                ----


          /s/ Richard J. Heckmann      Chairman of the        July 30, 1996
          -----------------------      Board, President
          Richard J. Heckmann          and Chief Executive
                                       Officer (Principal
                                       Executive Officer)
                                       and a Director

                 Signature                Capacity                Date
                 ---------                --------                ----


          /s/ Kevin L. Spence          Vice President and     July 30, 1996
          -----------------------      Chief Financial
          Kevin L. Spence              Officer (Principal
                                       Financial and
                                       Accounting Officer)


                    *                  Executive Vice         July 30, 1996
          -----------------------      President and a
          Michael J. Reardon           Director


                    *                  Senior Vice            July 30, 1996
          -----------------------      President and a
          Tim L. Traff                 Director


                    *                  Director               July 30, 1996
          -----------------------
          James E. Clark


                    *                  Director               July 30, 1996
          -----------------------
          John L. Diederich


                    *                  Director               July 30, 1996
          -----------------------
          Robert S. Hillas


                    *                  Director               July 30, 1996
          -----------------------
          Arthur B. Laffer


                    *                  Director               July 30, 1996
          -----------------------
          Alfred E. Osborne, Jr.


                    *                  Director               July 30, 1996
          -----------------------
          J. Danforth Quayle

                 Signature                Capacity                Date
                 ---------                --------                ----


                    *                  Director               July 30, 1996
          -----------------------
          C. Howard Wilkins, Jr.




          * /s/ Damian C. Georgino                            July 30, 1996
            -----------------------------
            Damian C. Georgino
            Pursuant to Power of Attorney